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	CENTEX HOME EQUITY LOAN TRUST 2005-D
	09/1/05 ACTUAL BALANCES

FICO SCORE:	Number of Mortgage Loans	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
<= 0	33	1,682,210.50	0.17
301 - 350	1	32,528.57	0.00
351 - 400	4	137,024.92	0.01
401 - 450	5	184,832.77	0.02
451 - 500	134	9,964,760.51	1.00
501 - 550	2,211	231,541,520.61	23.23
551 - 600	2,757	309,347,622.87	31.04
601 - 650	2,254	286,998,370.91	28.80
651 - 700	922	120,556,030.14	12.10
701 - 750	211	25,752,513.86	2.58
751 - 800	80	9,928,587.70	1.00
> 800	3	400,492.46	0.04
Total	8,615	996,526,495.82	100.00